Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Board of Directors
Home BancShares, Inc.
Conway, Arkansas
We consent to the incorporation by reference in this Registration Statement of Home BancShares, Inc. on Form S-8 of our report, dated February 20, 2006, with respect to the consolidated balance sheet of Home BancShares, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2005, and our report, dated February 17, 2006, with respect to the consolidated balance sheet of Mountain View Bancshares, Inc. (a wholly-owned subsidiary of Home BancShares, Inc., effective September 1, 2005) as of December 31, 2004, and the related consolidated statements of income, stockholders’ equity and cash flows for the year ended December 31, 2004, included in the Form S-1 (No. 333-132427) of Home BancShares, Inc. that was filed with the SEC on March 14, 2006, and subsequently amended.
/s/ BKD, llp
Little Rock, Arkansas
August 10, 2006